                                                                  Exhibit 14(b)

                               POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exception from the federal securities laws; (iii) register additional annuity contracts under the federal securities law, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents of any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name                        File No.
---------------                        --------
VALIC Separate Account A               033-75292 / 811-03240
                                       002-32783 / 811-03240
                                       002-96223 / 811-03240
                                       333-124398 / 811-03240
                                       333-49232 / 811-03240
                                       333-124756 / 811-03240


/s/ MERTON BERNARD AIDINOFF               Director           October 21, 2005
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MERTON BERNARD AIDINOFF

/s/ STEVEN JAY BENSINGER                  Director           October 21, 2005
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STEVEN JAY BENSINGER

-----------------------------      Director and President    October 21, 2005
JOHN QUINLAN DOYLE

/s/ JEFFERY L. HAYMAN                     Director           October 21, 2005
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JEFFERY L. HAYMAN

/s/ DAVID LAWRENCE HERZOG                 Director           October 21, 2005
-----------------------------
DAVID LAWRENCE HERZOG

/s/ ROBERT EDWARD LEWIS                   Director           October 21, 2005
-----------------------------
ROBERT EDWARD LEWIS

/s/ KRISTAN PHILIP MOOR             Director and Chairman    October 21, 2005
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KRISTAN PHILIP MOOR

/s/ WIN JAY NEUGER                        Director           October 21, 2005
-----------------------------
WIN JAY NEUGER

/s/ ERNEST THEODORE PATRIKIS              Director           October 21, 2005
-----------------------------
ERNEST THEODORE PATRIKIS

/s/ ROBERT MICHAEL SANDLER                Director           October 21, 2005
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ROBERT MICHAEL SANDLER

/s/ ROBERT S. SCHIMEK               Director, Senior Vice    October 21, 2005
-----------------------------       President and Treasure
ROBERT S. SCHIMEK

/s/ NICHOLAS SHAW TYLER                   Director           October 21, 2005
-----------------------------
NICHOLAS SHAW TYLER

/s/ NICHOLAS CHARLES WALSH                Director           October 21, 2005
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NICHOLAS CHARLES WALSH